CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                         FINANCIAL STATEMENTS AND SCHEDULES
                         ----------------------------------

                       AS OF DECEMBER 31, 1997, 1996 AND 1995
                       --------------------------------------

                                   TOGETHER WITH
                                   --------------

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      ----------------------------------------

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                  1


    Financial Statements:
      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1997                         2


      Statement of Net Assets Available for Benefits
        with Fund Information as of December 31, 1996                         4


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1997            6

      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1996            8


      Statement of Changes in Net Assets Available for Benefits
        with Fund Information for the Year Ended December 31, 1995           10


    Notes to Financial Statements and Schedules                              12


    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment
        Purposes as of December 31, 1997                                     18

      Schedule II - Item 27d - Schedule of Reportable Transactions for
       the Year Ended December 31, 1997                                      19


      All schedules, except those as set forth above, are omitted as not applicable or not required.

                                ARTHUR ANDERSEN LLP


                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To the Plan Administrator of Connecticut Natural
       Gas Corporation Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits with fund information of Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits with fund information for each of the three years in the period ended December 31, 1997. These financial statements and schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits with fund information of the Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits with fund information for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By Arthur Andersen LLP
                                             ----------------------
                                             Arthur Andersen LLP

   Hartford, Connecticut
   June 15, 1998

                                                                 -2-

                                             CONNECTICUT NATURAL GAS CORPORATION
                                                    EMPLOYEE SAVINGS PLAN
                            STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                   AS OF DECEMBER 31, 1997



                                                    Participant Directed
                          --------------------------------------------------------------------------------------------------
                                                                                                   Putnam
                           Putnam Fiduciary     The George     The Putnam Fund     Putnam       International    Putnam
                             Trust Company      Putnam Fund      for Growth         Vista         Growth         Income
                           Stable Value Fund     of Boston       and Income         Fund            Fund          Fund
                           -----------------   ------------    ---------------   -----------   -----------     ---------
   Assets
   ------
   Investments, at
     current value                  $946,034      $4,418,806        $7,420,095     $2,851,094      $915,595      $151,471

   Cash and temporary
     investments, at
        current value                     -               -                 -              -             -             -

   Accounts receivable
     from broker                          -               -                 -              -             -             -

                                    --------      ----------        ----------     ----------      --------      --------
        Total Assets                 946,034       4,418,806         7,420,095      2,851,094       915,595       151,471
                                    --------      ----------        ----------     ----------      --------      --------

   Liabilities
   -----------
   Accounts payable to
     broker                               -               -                 -              -             -             -
                                    --------      ----------        ----------     ----------      --------      --------
   Net Assets Available
     for Benefits                   $946,034      $4,418,806        $7,420,095     $2,851,094      $915,595      $151,471
                                    ========      ==========        ==========     ==========      ========      ========

   The accompanying notes are an integral part of this financial statement.

                                                                 -3-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                        EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                       AS OF DECEMBER 31, 1997

                                               Non-
                            Participant    Participant
                              Directed       Directed
                            -----------    -----------

                               Common        Common
                                Stock         Stock
                                Fund           Fund          Total
                              -----------   -----------    -----------
   Assets
   ------
   Investments, at
     current value            $5,532,814    $2,901,306    $25,137,215

   Cash and temporary
     investments, at
        current value                458        34,845         35,303

   Accounts receivable
     from broker                 121,237        63,564        184,801

                               ----------    ----------    -----------
        Total Assets           5,654,509     2,999,715     25,357,319
                               ----------    ----------    -----------

   Liabilities
   -----------
   Accounts payable to
     broker                      (28,461)            -        (28,461)
                               ----------    ----------     ----------
   Net Assets Available
     for Benefits             $5,626,048    $2,999,715    $25,328,858
                               ==========    ==========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -4-
                                                CONNECTICUT NATURAL GAS CORPORATION
                                                       EMPLOYEE SAVINGS PLAN
                                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                      AS OF DECEMBER 31, 1996



                                                      Participant Directed
                            -----------------------------------------------------------------------------------------------
                                                                                                      Putnam
                             Putnam Fiduciary       The George     The Putnam Fund                  International    Putnam
                               Trust Company       Putnam Fund      for Growth        Putnam          Growth         Income
                             Stable Value Fund      of Boston       and Income         Fund            Fund           Fund
                              ---------------     --------------   ------------    ------------   ------------      --------
   Assets
   ------
   Investments, at
     current value                  $1,010,028        $3,553,346      $5,778,562     $1,653,502        $422,679      $115,529

   Cash and temporary
     investments, at
       current value                         -                 -               -              -               -             -

   Accounts receivable
     from broker                             -                 -               -              -               -             -

                                    ----------        ----------      ----------     ----------        --------      --------
        Total Assets                 1,010,028         3,553,346       5,778,562      1,653,502         422,679       115,529
                                    ----------        ----------      ----------     ----------        --------      --------

   Liabilities
   -----------
   Accounts payable to
     broker                                  -                 -               -              -               -             -
                                    ----------        ----------      ----------     ----------        --------      --------
   Net Assets Available
     for Benefits                   $1,010,028        $3,553,346      $5,778,562     $1,653,502        $422,679      $115,529
                                    ==========        ==========      ==========     ==========        ========      ========
   The accompanying notes are an integral part of this financial statement.
                                                                 -5-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                      EMPLOYEE SAVINGS PLAN
                              STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                     AS OF DECEMBER 31, 1996

                                                Non-
                             Participant     Participant
                               Directed       Directed
                             -----------     -----------

                                Common         Common
                                Stock           Stock
                                 Fund           Fund             Total
                             ------------   ------------     ------------
   Assets
   ------
   Investments, at
     current value            $4,762,743      $5,027,978      $22,324,367

   Cash and temporary
     investments, at
       current value               8,564          (5,077)           3,487

   Accounts receivable
     from broker                   5,764          19,628           25,392

                              ----------      ----------      -----------
        Total Assets           4,777,071       5,042,529       22,353,246
                              ----------      ----------      -----------

   Liabilities
   -----------
   Accounts payable to
     broker                      (14,572)        (15,380)         (29,952)
                              ----------      ----------      -----------
   Net Assets Available
     for Benefits             $4,762,499      $5,027,149      $22,323,294
                              ==========      ==========      ===========

   The accompanying notes are an integral part of this financial statement.

                                                                 -6-

                                          CONNECTICUT NATURAL GAS CORPORATION
                                                 EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1997

                                                  Participant Directed
                                     -----------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                      The Putnam                      Putnam
                                      Trust Company     The George       Fund for       Putnam      International
                                      Stable Value     Putnam Fund        Growth        Vista          Growth
                                          Fund          of Boston       and Income       Fund           Fund
                                      -------------   --------------  -------------  -----------  ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $64,065          $403,725       $933,486     $210,427      $52,988


    Realized gains
     (losses), net                               -            15,550         81,950        5,239          246

    Unrealized appreciation
     of investments                              -           325,249        380,688      229,100       48,035

    Contributions:
      Employees                             50,526           189,025        399,544      217,668       71,757
      Employer                               6,234            23,791         53,478       55,022       20,674
                                       -----------        -----------    -----------  -----------  -----------
    Total contributions                     56,760           212,816        453,022      272,690       92,431

    Transfers, net                         262,654            12,334        404,655      564,179      300,627

    Other, net                                   -                  -              -            -            -
                                       -----------        -----------    -----------  -----------  -----------
   Total additions/(deductions)            383,479           969,674      2,253,801    1,281,635      494,327
                                       -----------        -----------    -----------  -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants        (447,473)         (104,214)      (612,268)     (84,043)      (1,411)
                                       -----------        -----------    -----------  -----------  -----------
   Net increase (decrease)                 (63,994)          865,460      1,641,533    1,197,592      492,916

   Net Assets Available
     for Benefits:
       Beginning of year                 1,010,028         3,553,346      5,778,562    1,653,502      422,679
                                       -----------        -----------    -----------  -----------  -----------
       End of year                        $946,034        $4,418,806     $7,420,095   $2,851,094     $915,595
                                       ===========        ===========    ===========  ===========  ===========
   The accompanying notes are an integral part of this financial statement.
                                                                 -7-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                      EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund          Total
                                      -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $8,029      $264,285      $230,891    $2,167,896


    Realized gains
     (losses), net                           (246)     (174,957)     (184,667)     (256,885)

    Unrealized appreciation
     of investments                         1,691       401,364        65,878     1,452,005

    Contributions:
      Employees                            11,480        45,948              -      985,948
      Employer                              2,611       344,424              -      506,234
                                          --------   -----------   -----------   -----------
    Total contributions                    14,091       390,372              -    1,492,182

    Transfers, net                         12,377       385,375    (1,916,094)       26,107

    Other, net                                   -       92,779        88,797       181,576
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)            35,942     1,359,218    (1,715,195)    5,062,881
                                          --------   -----------   -----------   -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants               -     (495,669)     (312,239)   (2,057,317)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                 35,942       863,549    (2,027,434)    3,005,564

   Net Assets Available
     for Benefits:
       Beginning of year                  115,529     4,762,499     5,027,149    22,323,294
                                          --------   -----------   -----------   -----------
       End of year                       $151,471    $5,626,048    $2,999,715    25,328,858
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.

                                                                 -8-
                                          CONNECTICUT NATURAL GAS CORPORATION
                                                 EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1996

                                                  Participant Directed
                                        -------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                      The Putnam                    Putnam
                                      Trust Company     The George       Fund for       Putnam      International
                                      Stable Value     Putnam Fund        Growth        Vista        Growth
                                          Fund          of Boston       and Income       Fund         Fund
                                      -------------   --------------  -------------  -----------  ------------
   Additions to net assets
    attributed to:
    Dividends and interest income          $62,418          $322,456       $494,326      $97,303       $5,660


    Realized gains
     (losses), net                                -           15,609         51,138       31,889        3,292

    Unrealized appreciation
     (depreciation) of investments                -          172,914        486,678       93,150       42,243

    Contributions:
      Employees                             54,790           194,884        402,688      198,989       46,065
      Employer                               3,879            12,008         21,946       26,051        7,795
                                        -----------       -----------    -----------  -----------  -----------
    Total contributions                     58,669           206,892        424,634      225,040       53,860

    Transfers, net                           4,406           (15,109)       (12,853)     522,063      116,277

    Other, net                                    -                 -              -            -            -
                                        -----------       -----------    -----------  -----------  -----------
   Total additions/(deductions)            125,493           702,762      1,443,923      969,445      221,332
                                        -----------       -----------    -----------  -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants        (298,769)         (332,982)      (452,747)     (81,348)     (28,329)
                                        -----------       -----------    -----------  -----------  -----------
   Net increase (decrease)                (173,276)          369,780        991,176      888,097      193,003

   Net Assets Available
     for Benefits:
       Beginning of year                 1,183,304         3,183,566      4,787,386      765,405      229,676
                                        -----------       -----------    -----------  -----------  -----------
       End of year                      $1,010,028        $3,553,346     $5,778,562   $1,653,502     $422,679
                                        ===========       ===========    ===========  ===========  ===========
   The accompanying notes are an integral part of this financial statement.
                                                                 -9-
                                               CONNECTICUT NATURAL GAS CORPORATION
                                                      EMPLOYEE SAVINGS PLAN
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                               FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                     Non-
                                                                  Participant
                                         Participant Directed      Directed
                                       -----------------------    ----------
                                         Putnam       Common        Common
                                         Income        Stock         Stock
                                          Fund         Fund          Fund          Total
                                      -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $9,705      $212,290      $384,533    $1,588,691


    Realized gains
     (losses), net                         (3,856)      (13,004)      (44,265)       40,803

    Unrealized appreciation
     (depreciation) of investments         (2,131)      346,939       507,602     1,647,395

    Contributions:
      Employees                            14,846        57,958              -      970,220
      Employer                              1,703       317,692        86,597       477,671
                                          --------   -----------   -----------   -----------
    Total contributions                    16,549       375,650        86,597     1,447,891

    Transfers, net                        (61,437)    2,005,626    (2,549,645)        9,328

    Other, net                                   -         (447)       (1,503)       (1,950)
                                          --------   -----------   -----------   -----------
   Total additions/(deductions)           (41,170)    2,927,054    (1,616,681)    4,732,158
                                          --------   -----------   -----------   -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants         (5,959)     (320,794)     (696,730)   (2,217,658)
                                          --------   -----------   -----------   -----------
   Net increase (decrease)                (47,129)    2,606,260    (2,313,411)    2,514,500

   Net Assets Available
     for Benefits:
       Beginning of year                  162,658     2,156,239     7,340,560    19,808,794
                                          --------   -----------   -----------   -----------
       End of year                       $115,529    $4,762,499    $5,027,149    22,323,294
                                         =========   ===========   ===========  ============

   The accompanying notes are an integral part of this financial statement.

                                                                -10-
                                          CONNECTICUT NATURAL GAS CORPORATION
                                                 EMPLOYEE SAVINGS PLAN
                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                          FOR THE YEAR ENDED DECEMBER 31, 1995

                                                  Participant Directed
                                        -------------------------------------------------------------------------
                                         Putnam
                                        Fiduciary                                    The Putnam
                                      Trust Company    Putnam U. S.     The George     Fund for      Putnam
                                      Stable Value      Government     Putnam Fund      Growth       Vista
                                          Fund         Income Trust     of Boston     and Income      Fund
                                      -------------    -----------    --------------------------- -----------
   Additions to net assets
    attributed to:
    Dividends and interest income          $66,142           $79,432       $237,487      $314,524     $38,861
    Realized gains
     (losses), net                                -           87,221         88,744       160,068         672

    Unrealized appreciation
     (depreciation) of investments                -           (9,024)       427,496       777,724     (12,240)

    Contributions:
      Employees                             56,824            69,103        232,176       450,914      11,074
      Employer                                    -                 -              -             -           -
                                        -----------       -----------    -----------   ----------- -----------
    Total contributions                     56,824            69,103        232,176       450,914      11,074

    Transfers, net                         345,106        (1,154,001)       (53,943)       51,678     727,678

    Other, net                                    -                 -              -             -           -
                                        -----------       -----------    -----------   ----------- -----------
   Total additions/(deductions)            468,072          (927,269)       931,960     1,754,908     766,045
                                        -----------       -----------    -----------   ----------- -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants        (434,158)         (151,101)      (242,087)     (280,196)       (640)
                                        -----------       -----------    -----------   ----------- -----------
   Net increase (decrease)                  33,914        (1,078,370)       689,873     1,474,712     765,405

   Net Assets Available
     for Benefits:
       Beginning of year                 1,149,390         1,078,370      2,493,693     3,312,674            -
                                        -----------       -----------    -----------   ----------- -----------
       End of year                      $1,183,304        $         -    $3,183,566    $4,787,386    $765,405
                                        ===========       ===========    ===========   =========== ===========
   The accompanying notes are an integral part of this financial statement.
                                                                -11-
                                                  CONNECTICUT NATURAL GAS CORPORATION
                                                         EMPLOYEE SAVINGS PLAN
                            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                  FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                    Non-
                                                 Participant Directed            Participant
                                      -----------------------------------------   Directed
                                          Putnam                                 ----------
                                      International     Putnam       Common        Common
                                          Growth        Income        Stock         Stock
                                           Fund          Fund         Fund          Fund          Total
                                       ------------  -----------   -----------   -----------   -----------
   Additions to net assets
    attributed to:
    Dividends and interest income            $2,076         $470      $147,466     $452,733     $1,339,191


    Realized gains
     (losses), net                               89          278       (31,712)     (84,982)       220,378

    Unrealized appreciation
     (depreciation) of investments              839        1,111       (97,147)    (246,344)       842,415

    Contributions:
      Employees                               2,432          847        91,652             -       915,022
      Employer                                     -            -             -     482,636        482,636
                                         -----------     --------   -----------  -----------    -----------
    Total contributions                       2,432          847        91,652      482,636      1,397,658

    Transfers, net                          224,270      160,191      (279,647)      10,500         31,832

    Other, net                                     -            -          217          582            799
                                         -----------     --------   -----------  -----------    -----------
   Total additions/(deductions)             229,706      162,897      (169,171)     615,125      3,832,273
                                         -----------     --------   -----------  -----------    -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants              (30)        (239)     (413,662)    (614,720)    (2,136,833)
                                         -----------     --------   -----------  -----------    -----------
   Net increase (decrease)                  229,676      162,658      (582,833)         405      1,695,440

   Net Assets Available
     for Benefits:
       Beginning of year                           -            -    2,739,072    7,340,155     18,113,354
                                         -----------     --------   -----------  -----------    -----------
       End of year                         $229,676     $162,658    $2,156,239   $7,340,560     19,808,794
                                         ===========    =========   ===========  ===========   ============

   The accompanying notes are an integral part of this financial statement.
                                       -12-

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                               EMPLOYEE SAVINGS PLAN
                               ---------------------

                    NOTES TO FINANCIAL STATEMENTS AND SCHEDULES
                    -------------------------------------------

                      AS OF DECEMBER 31, 1997, 1996, AND 1995
                      ---------------------------------------

   1. Description of the Plan:
      ------------------------

      The following description of the Connecticut Natural Gas Corporation Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

      a.   General -
           -------

           The Plan is a defined contribution thrift plan open to non-union employees of Connecticut Natural Gas Corporation and subsidiaries (the Company). The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified cash or deferred arrangement as described in
           Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan. Putnam Fiduciary Trust Company
           (PFTC), trustee of the Plan, holds the Plan's investments and executes transactions therein.

      b.   Eligibility -
           -----------

           Employees are eligible to participate when the following criteria are met:

           (1)    Are at least age 21.

           (2)  Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are on the management payroll or are subject to the Salary Administration Program.

           The number of employees participating in the Plan as of December 31, 1997 and 1996 were 250 and 276, respectively.

     c.    Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 26% of basic earnings as savings contributions to their accounts during each year, subject to the limits under Section 415 of the IRC.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1997, if an employee's:

      Years of Continuous
          Service are          Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              30                         50            6% of compensation
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

      d.   Investment Options -
           ------------------

           Plan participants direct their contributions among various investment options in 5% increments, and they may elect to change their investment options once during each calendar quarter. A description of each investment option is provided below:

           (1) PUTNAM FIDUCIARY TRUST COMPANY STABLE VALUE FUND - This fund seeks to provide interest income while preserving principal and maintaining liquidity. The fund invests in pools of guaranteed income contracts, issued by insurance companies, and high quality money market instruments issued by banks and the U.S. government. The average yield for this fund was 6.48% and 5.74% for the years ended December 31, 1997 and 1996, respectively.

           (2) THE GEORGE PUTNAM FUND OF BOSTON - This fund primarily seeks current income and capital growth through investment in common and preferred stocks, debt securities, and cash equivalents.

           (3) THE PUTNAM FUND FOR GROWTH AND INCOME - This fund seeks long-term capital growth and current income through a portfolio of income-producing common stocks.

           (4) PUTNAM VISTA FUND - This fund seeks to provide capital appreciation by investing primarily in stocks of medium-sized companies believed to have above-average growth potential.

           (5) PUTNAM INTERNATIONAL GROWTH FUND - This fund seeks to provide capital appreciation by investing in a diversified portfolio of equity securities in companies located outside the United States.

           (6) PUTNAM INCOME FUND - This fund seeks to provide as high a level of income as possible given a prudent level of risk by investing in high yield and investment grade corporate, mortgage backed, and U.S. Treasury securites and foreign bonds.

           (7) COMMON STOCK FUND - This fund seeks to provide capital appreciation and current income through investment in the common stock of the Company's parent company, CTG Resources, Inc.
               (CTG), purchased at not more than fair market value.

           Effective as of the close of business on March 31, 1997, CTG became the holding company and parent of the Company.  Pursuant to this change in corporate organization and an Agreement and Plan of
           Exchange, dated as of December 20, 1996, by and between CTG and the
           Company, all outstanding shares of common stock of the Company, including those shares held by the Plan, were exchanged for shares
           of common stock of CTG.

           All Company matching contributions are invested in the Common Stock Fund. Beginning on March 1, 1996 and continuing on a quarterly basis through October 1, 1999, the Plan Administrator has directed that portions of the non-participant directed Common Stock Fund be transferred to the participant directed Common Stock Fund based upon a predetermined schedule. These transfers are scheduled to take place on January 1, April 1, July 1, and October 1 of each year, with the exception of 1996 for which the March 1 transfer was in lieu of the April 1 transfer. Following the transfers, Plan participants will have the discretion of investing the transferred shares of common stock in the same manner as the other amounts under their direction in the various participant directed funds. Also, effective March 1, 1996, all Company matching contributions are being invested in the participant directed Common Stock Fund.

           In addition to transfers between the various funds noted above as a result of investment elections made by Plan participants, transfers are also made to or from the Union Employee Savings Plan for those employees who transfer to (from) one of the Company's collective bargaining units.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

               Years of Continuous Service are                   Percentage Vested
               -------------------------------                   -----------------
               Less than 1                                               0%
               1 but less than 2                                        20
               2 but less than 3                                        40
               3 but less than 4                                        60
               4 but less than 5                                        80
               5 or more                                               100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

               (1) Death

               (2) Disability

               (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

       Upon termination of employment before full vesting, the non-vested
          Company match portion of a participant's common stock account shall be forfeited after five years if the participant is not rehired and applied as a credit against the employer's future contributions.

       f. Benefits -
       --------

          Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

          Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

       g. Participant Accounts -
          --------------------

          Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income and the participant's and the Company's contributions. Allocations of Plan income are based on the share balances in the participants' accounts.

       h. Use of Estimates in the Preparation of Financial Statements -
          -----------------------------------------------------------

          The preparation of financial statements in conformity with generally accepted accounting principles and the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

   2.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a. Basis of Accounting -
          -------------------

          The accompanying financial statements have been prepared on the accrual basis of accounting.

       b. Income Recognition -
          ------------------

          Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned.

       c. Investment Valuation -
          --------------------

          The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the PFTC Stable Value Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at contract value (cost plus accumulated earnings) which approximates current value. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation (depreciation) presented in the statement of changes in net assets available for benefits with fund information are computed based on the change in the current value of the Plan assets from year to year.

       d. Administrative Expenses -
          -----------------------

          Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1997, 1996, and 1995 the Company paid all administrative expenses relating to the Plan.

   3.  Federal Income Tax Status:
       -------------------------

       In 1994 the Plan was amended and restated to meet the requirements of the Tax Reform Act of 1986, and the Plan received a favorable determination letter from the Internal Revenue Service dated September 19, 1994. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and management believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1997.

   4.  Investments:
       -----------

       The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 1997 and 1996 are as follows:

       1997:
         CTG Resources, Inc. common stock                $ 8,434,120
         The Putnam Fund for Growth and Income             7,420,095
         The George Putnam Fund of Boston                  4,418,806
         Putnam Vista Fund                                 2,851,094

       1996:
         CTG Resources, Inc. common stock                $ 9,790,721
         The Putnam Fund for Growth and Income             5,778,562
         The George Putnam Fund of Boston                  3,553,346
         Putnam Vista Fund                                 1,653,502

   5.  Concentration of Credit Risk:
       ----------------------------

       The Plan's assets are invested in mutual funds managed by Putnam Investments, Inc., as described in Note 1, and the common stock of CTG. In the event of any uncertainties in the financial marketplace the Plan may be exposed to financial risks.

   6.  Reconciliation to Form 5500:
       ---------------------------

       As of December 31, 1996, the Plan had a $43,307 pending distribution to a participant who elected to withdraw from the Plan and $5,297 of excess contributions from participants. These amounts were recorded as liabilities in the Plan's Form 5500; however, they are not recorded as liabilities in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

       The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Company for the year ended December 31, 1996.

                                       Benefits                    Net Assets
                                      Payable to        Other      Available
                                     Participants    Liabilities  For Benefits
                                     ------------    -----------  ------------

       Per financial statements        $  -             $ -       $22,323,294
       Accrued benefit payments         43,307            -           (43,307)
       Excess contributions
         refundable to Plan
         participants                     -              5,297         (5,297)
                                       -------          ------    -----------

       Per Form 5500                   $43,307          $5,297    $22,274,690
                                       =======          ======    ===========

   7.  Subsequent Event:
       ----------------

       The Board of Directors of the Company adopted two amendments to the Plan, effective May 1, 1998, which change the level of Company matching contributions set forth in Note 1c above and establish a loan provision. The Company will no longer match 6% of compensation for those Plan participants who have attained 30 years of continuous service or age 50. The match offered by the Company will be 75% of compensation during the payroll period up to 6% of compensation (maximum matching contribution of 4.5% of compensation) for participants who have attained 20 years of continuous service or age 45. Also, the Company will contribute 50% of compensation during the payroll period up to 6% of compensation (maximum matching congribution of 3% of compensation) with respect to all other participants. All other provisions in Note 1c remain the same. Regarding the loan provision, a Plan participant will be allowed to borrow up to the lesser of one-half of the participant's vested account balance or $50,000. Each loan will carry an interest rate of prime plus 1%, established on the first day of the calendar quarter in which the loan is made, and repayment in full will be required within five or fifteen years following the date of the loan, depending upon whether the loan is classified as a "general purpose" loan or a "principal residence" loan, respectively.

                                                                -18-
                                                                                                                       Schedule I
                                                                                                                   EIN 06-0383860
                                                                                                                     Plan No. 007
                                              CONNECTICUT NATURAL GAS CORPORATION
                                                     EMPLOYEE SAVINGS PLAN
                                   ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                    AS OF DECEMBER 31, 1997

                                                       (c)Description of Investment
                                                       Including Maturity Date, Rate
              (b)Identity of Issue, Borrower,          of Interest, Collateral, Par                         (e)Current
   (a)            Lessor, or Similar Party                   or Maturity Value            (d)Cost              Value
   ---  --------------------------------------      -------------------------------     -----------          ---------

   *    Putnam Fiduciary Trust Company Stable       Fund comprised of
         Value Fund                                 investment contracts                    $946,034           $946,034

   *    The George Putnam Fund of Boston            Mutual fund comprised of
                                                    common stocks and bonds                3,691,733          4,418,806

   *    The Putnam Fund for Growth and Income       Mutual fund comprised of
                                                    common stocks                          6,042,184          7,420,095

   *    Putnam Vista Fund                           Mutual fund comprised of
                                                    common stocks                          2,516,925          2,851,094

   *    Putnam International Growth Fund            Mutual fund comprised of
                                                    common stocks                            824,672            915,595

   *    Putnam Income Fund                          Mutual fund comprised of bonds
                                                    and U.S. Treasury securities             151,146            151,471

                                                    Participant directed -
   *    CTG Resources, Inc.                           Common stock                         4,613,588          5,532,814
        Boston Safe Company                           Daily Liquidity Fund                       458                458
                                                                                          -----------        -----------
                                                                                           4,614,046          5,533,272
                                                                                          -----------        -----------
                                                    Non-participant directed -
   *    CTG Resources, Inc.                           Common stock                         2,431,158          2,901,306
        Boston Safe Company                           Daily Liquidity Fund                    34,845             34,845
                                                                                          -----------        -----------
                                                                                           2,466,003          2,936,151
                                                                                          -----------        -----------
                                                      Total Common Stock Fund              7,080,049          8,469,423
                                                                                          -----------        -----------
                                                      Total Investments                  $21,252,743        $25,172,518

        *Represents a party-in-interest.

        The accompanying notes are an integral part of this schedule.

                                                                -19-
                                                                                                                      Schedule II
                                                                                                                   EIN 06-0383860
                                                                                                                     Plan No. 007

                                           CONNECTICUT NATURAL GAS CORPORATION
                                                  EMPLOYEE SAVINGS PLAN
                                      ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                              Current Value
                                           Number                                             of Asset on
       Identity of       Description         of        Purchase     Selling       Cost of     Transaction   Net Gain
     Party Involved       of Asset      Transactions     Price        Price        Asset          Date      or (Loss)
     ---------------   ---------------   ----------   ----------   ----------   ----------    ------------ ----------


    Putnam Vista      Mutual fund            76       $1,322,519        $    -  $1,322,519     $1,322,519       $    -
    Fund              comprised of           14                 -     148,840      143,543        148,840       5,297
                      common stocks



    The Putnam        Mutual fund            81        2,699,672             -   2,699,672      2,699,672            -
    Fund for          comprised of           33                 -     735,680      541,854        735,680     193,826
    Growth and        common stocks
    Income


    CTG               Common stock           24        2,835,488             -   2,835,488      2,835,488            -
    Resources, Inc.                         124                 -   4,298,634    3,980,388      4,298,634     318,246




    The accompanying notes are an integral part of this schedule.